MDI Completes $4.0 Million Private Placement of Common Stock
San Antonio, Texas, May 7, 2007 — MDI, Inc. (Nasdaq: MDII) the leading provider of Unified Technology™ solutions for the security industry today announced today that it has closed the private placement of common stock and warrants to several institutional accredited investors resulting in gross proceeds of $4.0 million before payment of expenses and placement fees.
Under the terms of the financing, MDI sold 2,395,210 shares at $1.67 per share and granted the investors 5-year warrants to purchase 1,197,605 shares of common stock at an exercise price equal to $2.51 per share.
“We are pleased to announce this financing as a testament to both the success in executing our business strategy thus far and the tremendous potential we see moving forward,” said J. Collier Sparks, CEO and President at MDI. “Our market is projected to grow significantly in the coming years. MDI, already recognized throughout the industry as the leader in our space, is well positioned to capture this growth opportunity.” said Mr. Sparks.
Mr. Sparks also stated, “The proceeds received from completing this financing provide for a stronger balance sheet by enhancing our shareholders’ equity and provide working capital that will assist us in the continued execution of our business plan.”
The company must register the common stock sold and issuable on exercise of the warrants for public resale under the Securities and Exchange Act of 1933.
The complete terms of the proposed stock sale will be filed via a Form 8-K with the Securities & Exchange Commission and will be available at the SEC’s website at http://www.sec.gov.
About MDI, Inc.
MDI (NASDAQ: MDII) manufactures security technology solutions designed to protect people, facilities and assets. These solutions are unified by ONE Technology. ONE Technology unifies security point products, systems and subsystems into a common management platform. Far beyond the Integrated Security Management software promoted by industry competitors, ONE delivers an open architecture environment that adapts each individual application and device into its platform - promoting global collaboration as ONE system. The MDI product family currently protects over 8 million alarm points across the globe for many of the world’s most recognized organizations including Microsoft, MBNA Worldwide, John Deere, Pepsi, FBI, TSA, Fidelity Investments, Bureau of Engraving & Printing, American Express, Department of Defense, IRS, Disney, Smithsonian Institution and MIT to name a few. For more information on MDI or its diversified line of security products, please visit www.mdisecure.com.
Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.
Investor Relations Contact:
Richard A. Larsen
MDI, Incorporated
Richard.Larsen@mdisecure.com
(210) 582-2664
Media Contact:
Michael M. Garcia
MDI, Incorporated
Mike.Garcia@mdisecure.com
(210) 477-5400